Exhibit 10.2

August 4, 2016

Paul E. Freiman

7 Harbor Drive

Port Chester, NY 10573

Re: Director Separation Agreement

In connection with your resignation from the Board of Directors of Neurotrope, Inc. (the "Company") effective as of August 4, 2016 (the “Effective Date”), you and the Company have agreed to the following:

1.           Vesting and Exercisability of Stock Options. On the Effective Date, (i) all unvested options under all of the Stock Option Agreements between the Company and you shall immediately vest, automatically and without any further action by the parties hereto notwithstanding that you, on the previously scheduled vesting dates, may no longer be a director or service provider to the Company, and (ii) all vested options (including those whose vesting occurs pursuant the preceding clause) under all of the Stock Option Agreements between the Company and you (including, without limitation, the options set forth on Schedule A) shall continue to be exercisable for a period of ten (10) years following the respective dates of grant.

2.           Press Releases and Communications. Both the Company and you shall have mutual consent rights over any press releases, public communications and references to you in the Company’s securities filings, relating to your resignation from the Board of Directors of the Company. You agree that you will not make or cause to be made any disparaging or negative statements about the Company or any of its directors, officers or employees, and the Company agrees that it will not, and it will direct its directors and officers not to, make any disparaging or negative statements about you.

3.           Mutual Releases. (a) You, on behalf of yourself and your heirs, personal representatives, successors and assigns, hereby release, discharge and waive any and all claims, counterclaims, actions or causes of action whether asserted or unasserted and whether known or unknown which you, he, she or they have possessed or may possess up until the time of the Effective Date against the Company and its affiliates, and covenants not to sue any of them for any of such claims, excepting from such release (1) the terms and conditions of this Agreement and documents contemplated to be delivered hereby, (2) continued indemnification under the Company’s Certificate of Incorporation, By-Laws, and applicable law, (3) continued coverage as a named insured under all of the Company’s D&O insurance policies, (4) all rights under stock option and stock award agreements, shareholder, registration rights, investor rights and similar agreements to which Executive and the Company are a party, and (5) all rights as a shareholder of the Company, and (b) effective on the Effective Date, and excepting only the terms and conditions of this Agreement and the documents contemplated to be delivered hereby, the Company, on behalf of itself and its affiliates and its and their successors and assigns, hereby releases, discharges and waives any and all claims, counterclaims, actions and causes of action whether asserted or unasserted and whether known or unknown which it, he or they may have possessed or may possess up until the time of the Effective Date against you, and your heirs, personal representatives, successors and assigns, including without limitation, any claims in any way related to your acts or omissions as a director of the Company, or any possible legal, equitable, contract or tort claim, whether based on breach of contract, fraud, libel, slander, tortious interference with business relations or otherwise, and covenants not to sue any of them for any such claims. Notwithstanding the foregoing, the Company’s release of you shall not include any claims arising out of or relating to any of your conduct that is criminal or fraudulent as determined in a final non-appealable judgment.

Neurotrope, Inc.

August 4, 2016

This agreement may be executed in any number of counterparts, which together shall constitute this agreement. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). Any amendments or modifications hereto must be executed in writing by all parties.

[Signature Page Follows]

Neurotrope, Inc.

August 4, 2016

If the foregoing correctly sets forth our agreement and understanding, please indicate your acceptance of the foregoing by signing and returning to me a copy of this agreement.

Very truly yours,

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer

Accepted and Agreed:

Name:	/s/ Paul E. Freiman
Paul E. Freiman

Date:	August 4, 2016